EXHIBIT 1


                     Joint Filing Agreement


The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of PRG-Schultz International, Inc. at September 11, 2006.




SANDELMAN PARTNERS, LP

By: /s/   JONATHAN SANDELMAN
    Jonathan Sandelman
    CEO


SANDELMAN PARTNERS MULTI-STRATEGY MASTER FUND, LTD
By: SANDELMAN PARTNERS, LP

By: /s/   JONATHAN SANDELMAN
    Jonathan Sandelman
    CEO


SANDELMAN PARTNERS GP, LLC

By: /s/   JONATHAN SANDELMAN
    Jonathan Sandelman
    Managing Member


JONATHAN SANDELMAN

By: /s/   JONATHAN SANDELMAN
    Jonathan Sandelman